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                               UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): April 1, 2005



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation
         under an Off-Balance Sheet Arrangement of a Registrant

On April 1, 2005, Eastman Kodak Company ("Kodak") and its subsidiary, Kodak Graphics Holdings, Inc., completed its acquisition of Kodak
Polychrome Graphics ("KPG") through a redemption of Sun Chemical
Corporation's 50 percent interest in the joint venture.

Kodak and its affiliates purchased KPG for $817 million, of which $317 million was paid on the closing date, $200 million will be paid in September 2006 and $50 million in each of September 2008 through 2013.

The agreement includes a non-compete covenant, pursuant to which Sun has agreed not to engage in the lithographic plate business or the proofing business for a period of three years following the closing date, with certain exceptions. Sun has also agreed not to solicit, recruit or hire any officer, director or employee of KPG for a period of two years following the closing date, with certain exceptions.

A copy of the April 1, 2005 press release related to this action is attached as Exhibit (99.1).


ITEM 9.01  Financial Statements and Exhibits

(c) Exhibit

(99.1) Eastman Kodak Company press release dated April 1, 2005 regarding this action.

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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                             By: /s/ Richard G. Brown,Jr.
                                             -----------------------------
                                             Richard G. Brown, Jr.
                                             Controller

Date:  April 4, 2005

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                           EASTMAN KODAK COMPANY
                             INDEX TO EXHIBIT

Exhibit No.

(99.1)  Eastman Kodak Company press release dated April 1, 2005.